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[SEAL OF THE SECRETARY   Prescribed by
 OF STATE OF OHIO        BOB TAFT, Secretary of State
 APPEARS HERE]           30 East Broad Street, 14th Floor
                         Columbus, Ohio 43266-0418
                         Form SH-AMD (January 1991)

                                                                     Exhibit 3.1

                           CERTIFICATE OF AMENDMENT
              by Shareholders to the Articles of Incorporation of



Alco Standard Corporation
--------------------------------------------------------------------------------
                             (Name of Corporation)

  O. Gordon Brewer            , who is:
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 [_] Chairman of the Board    [_] President    [X] Vice President (check one)

and

Karin M. Kinney               , who is [X] Secretary  [_] Assistant Secretary
------------------------------
(Check one) of the above named Ohio corporation for profit do hereby certify that: (check the appropriate box and complete the appropriate statements)

[X] a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on January 23, 1997 at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 69% of the voting power of the corporation.

[_] in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

       See attached Exhibit A





   IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 23rd day of January, 1997.


                                     By /s/ O. Gordon Brewer
                                        ------------------------------------
                                            O. Gordon Brewer
                                            Vice President

                                     By /s/ Karin M. Kinney
                                        ------------------------------------
                                            Karin M. Kinney
                                            Secretary

NOTE: Ohio law does not permit one officer to sign in two capacities, Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

(OHIO - 613 - 3/4/91)
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                                   Exhibit A

RESOLVED, that the Amended and Restated Articles of Incorporation of Alco Standard Corporation be amended by changing FIRST thereof so that, as amended, FIRST shall be and read as follows:

     "FIRST: The name of the Corporation shall be IKON Office Solutions, Inc."

FURTHER RESOLVED, that all other provisions of the Amended and Restated Articles of Incorporation not specifically modified by these resolutions, shall remain in full force and effect unchanged.

FURTHER RESOLVED, that the officers of the corporation are hereby authorized to take all necessary or appropriate action to carry out the purpose of the foregoing resolutions.